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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                               Edison Schools Inc.
             (Exact Name of Registrant as Specified in Its Charter)



              Delaware                                        13-3915075
     (State of Incorporation                                (IRS Employer
          or Organization)                                 Identification no.)



521 Fifth Avenue, 15th Floor, New York, New York                 10175
(Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

                                       [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

                                       [X]

Securities Act registration statement file number to which this form relates:
333-84177

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Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A Common Stock, $.01 par value per share
                                (Title of Class)

                 Class B Common Stock, $.01 par value per share
                                (Title of Class)

Item 1: Description of Registrant's Securities to be Registered.

         The description under the heading "Description of Capital Stock" relating to the Registrant's Class A Common Stock, $.01 par value per share, and Class B Common Stock, $.01 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-84177) filed with the Securities and Exchange Commission on August 2, 1999, as amended (the "Registration Statement on Form S-1"), is incorporated herein by reference.

Item 2: Exhibits.

         The following exhibits are filed herewith (or incorporated by reference as indicated below):

         3.1 Form of Sixth Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1.

         3.2 Form of Second Amended and Restated By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1.

         10.5 Third Amended and Restated Shareholders' Agreement, dated as of July 2, 1999, by and among the Registrant and certain stockholders, as amended, incorporated herein by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1.



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                                     SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     EDISON SCHOOLS INC.



                                     By:  /s/ James L. Starr
                                              ---------------------------
                                              James L. Starr
                                              Chief Financial Officer and
                                              Executive Vice President



October 25, 1999